                                                                    EXHIBIT 10.2

                                                                       EXHIBIT A

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             NOVELLUS SYSTEMS, INC.

                                   in favor of

                              JPMORGAN CHASE BANK,

                             as Administrative Agent

                            Dated as of June 25, 2004

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
SECTION 1.        DEFINED TERMS..............................................................          1
         1.1      Definitions................................................................          1
         1.2      Other Definitional Provisions..............................................          2

SECTION 2.        GUARANTEE..................................................................          3
         2.1      Guarantee..................................................................          3
         2.2      No Subrogation.............................................................          3
         2.3      Amendments, etc. with respect to the Borrower Obligations..................          4
         2.4      Guarantee Absolute and Unconditional.......................................          4
         2.5      Reinstatement..............................................................          5
         2.6      Payments...................................................................          5

SECTION 3.        COLLATERAL AND SECURITIES ACCOUNT..........................................          5
         3.1      Grant of Security Interest.................................................          5
         3.2      Maintenance of Securities Account..........................................          5
         3.3      Withdrawals from Securities Account........................................          5
         3.4      Deposits to Securities Account.............................................          6

SECTION 4.        REPRESENTATIONS AND WARRANTIES.............................................          6
         4.1      Title; No Other Liens......................................................          6
         4.2      Perfected First Priority Liens.............................................          6

SECTION 5.        COVENANTS..................................................................          6
         5.1      Maintenance of Perfected Security Interest; Further Documentation..........          6
         5.2      Notices....................................................................          7

SECTION 6.        REMEDIAL PROVISIONS........................................................          7
         6.1      Code and Other Remedies....................................................          7
         6.2      Deficiency.................................................................          8

SECTION 7.        THE ADMINISTRATIVE AGENT...................................................          8
         7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc................          8
         7.2      Duty of Administrative Agent...............................................          9
         7.3      Execution of Financing Statements..........................................         10
         7.4      Authority of Administrative Agent..........................................         10

SECTION 8.        MISCELLANEOUS..............................................................         10
         8.1      Amendments in Writing......................................................         10
         8.2      Notices....................................................................         10
         8.3      No Waiver by Course of Conduct; Cumulative Remedies........................         10
         8.4      Enforcement Expenses; Indemnification......................................         11
         8.5      Successors and Assigns.....................................................         11
         8.6      Set-Off....................................................................         11
         8.7      Counterparts...............................................................         12
         8.8      Severability...............................................................         12
         8.9      Section Headings...........................................................         12
         8.10     Integration................................................................         12

         8.11     GOVERNING LAW..............................................................         12
         8.12     Releases...................................................................         12
         8.13     WAIVER OF JURY TRIAL.......................................................         13

SCHEDULES

Schedule 1        Collateral Valuation Summary

                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 25, 2004, made by Novellus Systems, Inc., a California corporation ("Novellus"), in favor of JPMorgan Chase Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of June 25, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Novellus, Johanna 34 Vermogensverwaltungs GMBH (to be renamed NHL Acquisition Sub GmbH), a German limited liability company ("GMBH"), Novellus Systems BV, a Dutch private company with limited liability ("BV"; collectively with GMBH, the "Borrowers"), the Lenders and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrowers are Subsidiaries (as defined in the Credit Agreement) of Novellus, and Novellus will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that Novellus shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, Novellus hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

      1.1   Definitions.

            (a). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      (b) The following terms shall have the following meanings:

            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the "Obligations" as defined in the Credit Agreement.

            "Collateral": the collective reference to the Securities Account and the Marketable Securities Collateral.

            "Collateral Ratio": at any date, the ratio of (a) the aggregate of the Marketable Securities Amounts at such date to (b) the Total Revolving Extensions of Credit at such date plus 5% of the average of the Total Revolving Extensions of Credit for the 30 days prior to and including such date. When determining the Collateral Ratio at any date, Euros shall be converted into Dollars at an exchange rate equal to the average closing price for the 20 Business Days prior to such date. The average closing price of such exchange rate shall be the mid-point between the bid price and the ask price as specified on the Bloomberg database (or, if such database is unavailable at such date, as specified on a comparable database or in a comparable publication as selected by the Administrative Agent and Novellus, both acting reasonably and in good faith).

            "Marketable Securities Collateral": the collective reference to (a) all Marketable Securities deposited from time to time in the Securities Account,
(b) all investments of funds in the Securities Account and all instruments and securities evidencing such investments and (c) all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

            "Marketable Securities Amount": as at any date with respect to any item of Marketable Securities Collateral, an amount equal to (a) the market value of such item of Marketable Securities Collateral determined on such date multiplied by (b) the Valuation Percentage of such item of Marketable Securities Collateral. When determining the Marketable Securities Amount, the parties hereto agree to recognize the amounts set forth in the most recent statements issued by the Securities Intermediary.

            "Measurement Date": each of (a) the last day of each fiscal month of Novellus, (b) any day on which a notice of a Revolving Loan borrowing is made by a Borrower and (c) any day on which a Revolving Loan is repaid or prepaid.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Notice of Sole Control": as defined in the Securities Account Control Agreement.

            "Novellus Obligations": all obligations and liabilities of Novellus which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which Novellus is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by Novellus pursuant to the terms of this Agreement or any other Loan Document).

            "Obligations": (i) in the case of the Borrowers, the Borrower Obligations, and (ii) in the case of Novellus, the Novellus Obligations.

            "Securities Account": as defined in the Securities Account Control Agreement.

            "Securities Transfer Notice": as defined in the Securities Account Control Agreement.

            "Valuation Percentage": as to any item of Marketable Securities Collateral, the percentage set forth on Schedule I attached hereto under the heading "Valuation Percentage" opposite the "Type of Security" (as set forth on Schedule I) such item of Marketable Securities Collateral qualifies as.

      1.2   Other Definitional Provisions

            (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

      2.1   Guarantee.

            (a) Novellus hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

      (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Novellus hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Novellus under applicable federal and state laws relating to the insolvency of debtors.

      (c) Novellus agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of Novellus hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

      (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of Novellus under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

      (e) No payment made by the Borrowers, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Novellus hereunder which shall, notwithstanding any such payment (other than any payment made by Novellus in respect of the Borrower Obligations or any payment received or collected from Novellus in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of Novellus hereunder until the Borrower Obligations are paid in full and the Revolving Commitments are terminated.

      2.2   No Subrogation.

            Notwithstanding any payment made by Novellus hereunder or any set-off or application of funds of Novellus by the Administrative Agent or any Lender, Novellus shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall Novellus seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by Novellus hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full and the Revolving Commitments are terminated. If any amount shall be paid to Novellus on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by Novellus in trust for the Administrative Agent and the Lenders, segregated from other funds of Novellus, and shall, forthwith upon receipt by Novellus, be turned over to the Administrative Agent in the exact form received by Novellus (duly indorsed by Novellus to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

      2.3   Amendments, etc. with respect to the Borrower Obligations.

            Novellus shall remain obligated hereunder notwithstanding that, without any reservation of rights against Novellus and without notice to or further assent by Novellus, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.4   Guarantee Absolute and Unconditional.

            Novellus waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this
Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and Novellus, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Novellus waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers with respect to the Borrower Obligations. Novellus understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or Novellus) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Borrower Obligations, or of Novellus under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Novellus, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the

Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Novellus of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against Novellus. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.5   Reinstatement.

            The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or Novellus, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or Novellus or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.6   Payments.

            Novellus hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

                  SECTION 3. COLLATERAL AND SECURITIES ACCOUNT

      3.1   Grant of Security Interest.

            Novellus hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in and to, all of Novellus' right, title and interest in and to the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Novellus' Obligations.

      3.2   Maintenance of Securities Account.

            Pursuant to the Securities Account Control Agreement, the Securities Account shall be maintained until Novellus' Obligations have been paid and performed in full.

      3.3   Withdrawals from Securities Account.

            (a) If on any Measurement Date, the Collateral Ratio is greater than
1.00 to 1.00, by giving a Securities Transfer Notice within five Business Days of such Measurement Date to the Securities Intermediary pursuant to the terms of the Securities Account Control Agreement, Novellus may cause the transfer to it of Marketable Securities from the Securities Account in an amount such that if such Marketable Securities had not been on deposit in the Securities Account on such Measurement Date, the Collateral Ratio would have been 1:00 to 1.00; provided that Novellus may not cause such a transfer of Marketable Securities unless such withdrawal would be of $1,000,000 or more of Marketable Securities. Novellus shall not give a Securities Transfer Notice to the Securities Intermediary except in compliance with the preceding sentence. Within one Business Day of the Administrative Agent's receipt of a Securities Transfer Notice presented to it by Novellus in compliance with the preceding sentence, the

Administrative Agent shall execute and deliver to the Securities Intermediary such Securities Transfer Notice.

      (b) Novellus shall not trade, withdraw, transfer, redeem or otherwise cause the release of Marketable Securities from the Securities Account unless, after giving pro forma effect to such trade, withdrawal, transfer, redemption or release, the Collateral Ratio shall not be less than 1.00 to 1.00.

      3.4   Deposits to Securities Account.

            If on any Measurement Date, the Collateral Ratio is less than 1.00 to 1.00, Novellus shall, within five Business Days of such Measurement Date, cause Marketable Securities to be deposited in the Securities Account such that if such Marketable Securities had been on deposit in the Securities Account on such Measurement Date, the Collateral Ratio on such Measurement Note would have been at least 1.00 to 1.00.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, Novellus hereby represents and warrants to the Administrative Agent and each Lender that:

      4.1   Title; No Other Liens.

            Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement, Novellus owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement.

      4.2   Perfected First Priority Liens.

            The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for Novellus' Obligations, enforceable in accordance with the terms hereof against all creditors of Novellus and any Persons purporting to purchase any Collateral from Novellus and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

                              SECTION 5. COVENANTS

            Novellus covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Revolving Commitments shall have terminated:

      5.1   Maintenance of Perfected Security Interest; Further Documentation.

            (a) Novellus shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever. Novellus will not (i) except as provided for in the Securities Account Control Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien created by this Agreement.

      (b) Except to the extent otherwise available to the Administrative Agent, Novellus will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property constituting the Collateral and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

      (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Novellus, Novellus will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      5.2   Notices.

            Novellus will advise the Administrative Agent and the Lenders promptly, in writing and in reasonable detail, of:

      (a) any Lien (other than security interests created hereby) on any of the Collateral; and

      (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                         SECTION 6. REMEDIAL PROVISIONS

      6.1   Code and Other Remedies.

            Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not deliver a Notice of Sole Control to the Securities Intermediary. If an Event of Default shall occur and be continuing, the Administrative Agent may, on behalf of the Lenders, (a) deliver a Notice of Sole Control to the Securities Intermediary and (b) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Novellus or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Novellus, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to Novellus. To the extent permitted by applicable law, Novellus waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      6.2   Deficiency.

            Novellus shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

      7.1   Administrative Agent's Appointment as Attorney-in-Fact, etc.

            (a) Novellus hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Novellus and in the name of Novellus or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Novellus hereby gives the Administrative Agent the power and right, on behalf of Novellus, without notice to or assent by Novellus, to do any or all of the following:

            (i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (ii) execute, in connection with any sale provided for in Section 6.1, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (iii) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against Novellus with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and Novellus' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as Novellus might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If Novellus fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by Novellus, shall be payable by Novellus to the Administrative Agent on demand.

            (d) Novellus hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            7.2   Duty of Administrative Agent.

                  The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of

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                                                                              10

any Collateral upon the request of Novellus or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Novellus for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            7.3   Execution of Financing Statements.

                  Pursuant to any applicable law, Novellus authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Novellus in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.

            7.4   Authority of Administrative Agent.

                  Novellus acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Novellus, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Novellus shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

            8.1   Amendments in Writing.

                  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with
Section 9.1 of the Credit Agreement.

            8.2   Notices.

                  All notices, requests and demands to or upon the Administrative Agent or Novellus hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement.

            8.3   No Waiver by Course of Conduct; Cumulative Remedies.

                  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and

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                                                                              11

remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.4   Enforcement Expenses; Indemnification.

                  (a) Novellus agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the maintenance and operation of the Securities Account, collecting against Novellus under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which Novellus is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

            (b) Novellus agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Novellus agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.5 of the Credit Agreement.

            (d) Subject to any limitation set forth in the Credit Agreement, the agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents until such time as any applicable statute of limitations has expired.

            8.5   Successors and Assigns.

                  This Agreement shall be binding upon the successors and assigns of Novellus and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that Novellus may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            8.6   Set-Off.

                  Subject to any limitation set forth in the Credit Agreement, Novellus hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Novellus, any such notice being expressly waived by Novellus, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in the Securities Account, in any currency, and any other credits, indebtedness or claims with respect to the Securities Account, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of Novellus, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of Novellus to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against Novellus, in any currency, whether arising hereunder, under the Credit Agreement or under any other Loan Document, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify Novellus promptly of

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                                                                              12

any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

            8.7   Counterparts.

                  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.8   Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.9   Section Headings.

                  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.10  Integration.

                  This Agreement and the other Loan Documents represent the agreement of Novellus, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

            8.11  GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (a)

            8.12  Releases.

                  At such time as the Revolving Loans and the other Obligations shall have been paid in full and the Revolving Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Novellus hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Novellus. At the request and sole expense of Novellus following any such termination, the Administrative Agent shall deliver to Novellus any Collateral held by the Administrative Agent

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                                                                              13

hereunder, and execute and deliver to Novellus such documents as Novellus shall reasonably request to evidence such termination.

            8.13  WAIVER OF JURY TRIAL.

                  NOVELLUS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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                                                                              14

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                       NOVELLUS SYSTEMS, INC.

                                       By: /s/ ROBIN S. YIM
                                           -------------------------------------
                                           Name: Robin S. Yim
                                           Title: Vice President, Treasurer